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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 9, 2005
                (Date of Report/Date of earliest event reported)

                            PHELPS DODGE CORPORATION
             (Exact name of registrant as specified in its charter)

          NEW YORK                       001-00082                13-1808503
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

                            One North Central Avenue
                           Phoenix, Arizona 85004-4414
              (Address and zip code of principal executive offices)

                                 (602) 366-8100
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On June 9, 2005, two wholly-owned subsidiaries of Phelps Dodge Corporation ("Phelps Dodge"), Phelps Dodge Overseas Capital Corporation ("PDOCC") and Climax Molybdenum B.V. ("Climax"), entered into an Underwriting Agreement (the "Underwriting Agreement") with Citigroup Global Markets Inc., UBS Securities LLC, Southern Peru Copper Corporation, Cerro Trading Company, Inc. and SPC Investors, L.L.C.

      Pursuant to the Underwriting Agreement, PDOCC and Climax agreed to sell to the underwriters named therein (the "Underwriters") 8,338,415 and 2,055,814 shares of Common Stock of SPCC (the "Common Stock"), respectively, based on a price of $42.00 per share less underwriting fees for a net purchase price of $40.635 per share. PDOCC and Climax also agreed to sell an additional 625,381 and 154,186 shares of Common Stock, respectively, at the same purchase price upon the exercise by the Underwriters of an over-allotment option (the "Over-Allotment Option").

      The shares to be sold by PDOCC and Climax pursuant to the Underwriting Agreement, including the shares subject to the Over-Allotment Option, represented all of the Common Stock held by PDOCC and Climax.

      The foregoing is qualified in its entirety by reference to the Underwriting Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 8.01  OTHER EVENTS.

      On June 15, 2005, PDOCC and Climax sold a total of 8,963,796 and 2,210,000 shares of Common Stock, respectively, to the Underwriters pursuant to the Underwriting Agreement. This total included all of the shares of Common Stock subject to the Over-Allotment Option.

      The transaction, which constituted a sale of all of the shares of Common Stock held by PDOCC and Climax, resulted in pre-tax aggregate proceeds of approximately $454 million. The after-tax gain is approximately $370 million or $3.70 per share, net of expenses.

This filing contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. There are certain factors that could cause results to differ from those anticipated by some of the statements in this filing. These factors include those listed in Management's Discussion and Analysis of Financial Condition and Results of Operations in Phelps Dodge's most recently filed Form 10-K and Form 10-Q.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits

   Exhibit 10.1 Underwriting Agreement, dated June 9, 2005, between Southern Peru Copper Corporation, Cerro Trading Company, Inc., SPC Investors, L.L.C., Phelps Dodge Overseas Capital Corporation, Climax Molybdenum B.V., Citigroup Global Markets Inc. and UBS Securities LLC.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PHELPS DODGE CORPORATION
                                  (Registrant)

                                  By: /s/ S. David Colton
                                      ___________________________________
                                      Name: S. David Colton
                                      Title: Senior Vice President and General
                                             Counsel

                                  Date: June 15, 2005

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